UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):	April 30, 2015

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
New York	0-18539	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY		14075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(716) 926-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2015 Annual Meeting, Robert G. Miller, Jr., John R. O’Brien, and Michael J. Rogers were elected as directors for a term of three years, and David R. Pfalzgraf, Jr. was elected as director for a term of one year.  The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.  Also, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2015 Annual Meeting:

Proposal I:

Election of Directors

Robert G. Miller, Jr.

FOR: 2,821,517

WITHHOLD: 88,022

BROKER NON-VOTES: 506,628

John R. O’Brien

FOR: 2,835,320

WITHHOLD: 74,219

BROKER NON-VOTES: 506,628

Michael J. Rogers

FOR: 2,353,669

WITHHOLD: 555,870

BROKER NON-VOTES: 506,628

David R. Pfalzgraf, Jr.

FOR: 2,651,803

WITHHOLD: 257,736

BROKER NON-VOTES: 506,628

Proposal II:

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 2,402,800

AGAINST: 310,931

ABSTAIN: 195,806

BROKER NON-VOTES: 506,628

Proposal III:

Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal 2015:

FOR: 3,374,144

AGAINST: 8,946

ABSTAIN: 30,076

The following directors also continued their terms in office following the 2015 Annual Meeting:

James E. Biddle, Jr.

Marsha S. Henderson

Kenneth C. Kirst

David J. Nasca

Nora B. Sullivan

Thomas H. Waring, Jr.

Lee C. Wortham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

May 1, 2015	Evans Bancorp, Inc.
By: /s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer